EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To InterDigital Communications Corporation:


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into InterDigital's previously filed Registration Statements File No. 33-32888, File No. 33-43253, File No. 33-44689, File No. 33-47388, File No. 33-53388, File No. 33-53660, File No. 33-88248,
File No. 33- 89920, File No. 33-89922, File No. 33-60711, File No. 33-61021,
File No. 333-02345 and File No. 333-10521.


                                            Arthur Andersen LLP
Philadelphia, PA
  March 31, 1998